Exhibit 5.1

April 10, 2015

Macquarie Infrastructure Company LLC

125 West 55th Street
New York, NY 10019

Re: Registration Statement on Form S-4 (No. 333-202162)

Ladies and Gentlemen:

We have acted as counsel to Macquarie Infrastructure Company LLC, a Delaware limited liability company (“MIC LLC”), in connection with the proposed conversion (the “Conversion”) of MIC LLC to a Delaware corporation named Macquarie Infrastructure Corporation (“MIC Corp.”) pursuant to a plan of conversion (the “Plan of Conversion”) adopted by the Board of Directors of MIC LLC on [ ], 2015. Pursuant to the Plan of Conversion, at the effective time of the Conversion, each outstanding limited liability interest of MIC LLC will be converted into one share of common stock, par value $0.001 per share (the “Common Stock”), of MIC Corp. We have also acted as counsel to MIC LLC in connection with the preparation and filing by MIC LLC of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and any amendments thereto, for the registration under the Securities Act of the Common Stock of MIC Corp. to be issued upon consummation of the Conversion.

For purposes of this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Certificate of Formation of MIC LLC, as amended to date; (ii) a copy of the Third Amended and Restated Operating Agreement of MIC LLC, as amended to date; (iii) the form of specimen certificate of the Common Stock of MIC Corp., filed as an exhibit to the Registration Statement; (iv) the form of Certificate of Incorporation of MIC Corp., filed as an exhibit to the Registration Statement (the “Certificate of Incorporation”); (v) the form of Bylaws of MIC Corp., filed as an exhibit to the Registration Statement (the “Bylaws”); (vi) the Registration Statement, including the related form of prospectus included therein, and the exhibits (including those incorporated by reference) constituting part of the Registration Statement; (vii) a copy of the Plan of Conversion; (viii) the form of Certificate of Conversion of MIC LLC, filed as an exhibit to the Registration Statement; (ix) a copy of the resolutions of the Board of Directors of MIC LLC, adopted on February 17, 2015, approving the Plan of Conversion, including each of the transactions, agreements, instruments and documents contemplated thereby (including the Certificate of Incorporation and the Bylaws); (x) such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Securities and Exchange Commission’s (the “Commission”) EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than MIC LLC, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of MIC LLC and others. We have also assumed that the shares of Common Stock conform to the specimen certificate of Common Stock that we have reviewed.

We have also assumed that (i) the Certificate of Conversion will be duly executed and will become effective prior to the issuance of the Common Stock by MIC Corp. and (ii) all shares of Common Stock will be issued in the manner described in the Plan of Conversion and the Registration Statement.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that

1.   The issuance of the Common Stock in accordance with the terms of the Plan of Conversion, the Certificate of Incorporation and the Bylaws has been duly authorized by MIC LLC, subject to approval thereof by MIC LLC’s shareholders as contemplated in the Plan of Conversion and the Registration Statement.

2.   When the Registration Statement shall have become effective and the Common Stock has been issued and delivered in accordance with the terms of the Plan of Conversion and as described in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

We do not express or purport to express any opinions with respect to laws other than the Delaware Limited Liability Company Act and the Delaware General Corporation Law.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to MIC LLC’s Registration Statement, and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WHITE & CASE LLP

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